Exhibit 1A-11

CONSENT OF INDEPENDENT AUDITORS

We consent to the use, in this Offering Statement on Form 1-A, of our independent auditors’ report dated May 1, 2023, with respect to our audits of the consolidated financial statements of CNote Group, Inc. and subsidiary as of and for the years ended December 31, 2022 and 2021.

/s/ dbbmckennon

Newport Beach, California

December 21, 2023